EXHIBIT 23.1 Consent of Robert Early & Company, P.C.






             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference into the Form S-8 Registration Statement No. 333-42086 regarding the Stock Compensation Plan of KleenAir Systems, Inc. of our report on review of the September 30, 2001 quarterly financial statements dated November 12, 2001 which is included in the quarterly report on Form 10-QSB of KleenAir Systems, Inc. for the quarter ended September 30, 2001.



/s/ ROBERT EARLY & COMPANY, P.C.


Abilene, Texas
November 13, 2001















                                EXHIBIT 23.1